Exhibit 1.1

PENNYMAC MORTGAGE INVESTMENT TRUST
$100,000,000 COMMON SHARES OF BENEFICIAL INTEREST

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

November 19, 2010

CANTOR FITZGERALD & CO.
499 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

PENNYMAC MORTGAGE INVESTMENT TRUST, a Maryland real estate investment trust (the “Company”), PENNYMAC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), and PNMAC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), confirm their respective agreements (this “Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”), as follows:

1.                   Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, common shares of beneficial interest, par value $0.01 per share, of the Company (“Common Shares”), having an aggregate offering price of up to $100,000,000 (the “Shares”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate offering price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance.  The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, as amended (File No. 333-168699), including a combined base prospectus, for the registration of an aggregate of $500,000,000 of Common Shares, preferred shares of beneficial interest, and warrants in unallocated amounts.  Registration Statement No. 333-168699 was declared effective by the Commission on September 24, 2010.  Such registration statement incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.                  Placements.  Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company or the Manager set forth on Schedule 2 (with a copy to each of the other individuals from the Company or the Manager listed on such schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such  Schedule 2  may be amended from time to time with respect to either party. The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 14.   The amount of any discount, commission or other compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.                  Sale of Placement Shares by CF&Co.  Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell such

Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  CF&Co will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.  CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker.  With the written consent of the Company, CF&Co may also sell Placement Shares in privately negotiated transactions.  The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

4.                  Suspension of Sales.

(a)                The Company or CF&Co may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on  Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on  Schedule 2), suspend any sale of Placement Shares;  provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b)                Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to CF&Co (to each of the individuals listed on Schedule 2) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and upon receipt of such notice, CF&Co shall not offer or sell any Shares (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Shares by its officers or trustees, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time and from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

5.                  Settlement.

(a)                Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by CF&Co at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares, in all cases, shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 12(a) (Indemnification and Contribution) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify or pay CF&Co with respect to clauses (i) and (ii) above if the Placement Shares are not delivered due to (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war: or (iv) any other calamity or crisis or any material change in financial, political or economic conditions in the United States or elsewhere.

6.                  Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, CF&Co that as of the date of this Agreement and as of each Representation Date (as defined in Section 9(m) below) on which a certificate is required to be delivered pursuant to Section 9(m) of this Agreement and as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”), as the case may be:

(a)                 Compliance with Registration Requirements.

      (i)           The Registration Statement, and any post-effective amendment thereto, has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

    (ii)            At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Settlement Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   (iii)            Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Applicable Time, each Settlement Date and each Representation Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, at the time the Prospectus was issued and at each Settlement Date, complied and will comply in all material respects with the Securities Act.

    (iv)           Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus, at the date of the Prospectus and as of each Settlement Date, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (v)           Each “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (“Issuer Free Writing Prospectus”), as of its issue date and at each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

   (vi)           The representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by CF&Co expressly for use therein.

   (vii)          At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(b)                 Independent Accountants.  The accounting firm who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are, and were during the period covered by its report, independent public accountants as required by the Securities Act.

(c)                 Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included or incorporated by reference in the Registration

Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  The selected financial and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be presented therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the books and records of the Company.  No other financial statements or schedules are required to be set forth in the Registration Statement or the Prospectus under the Securities Act.  To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(d)                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular quarterly distributions on the Common Shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest, or any repurchase or redemption by the Company for any class of its shares of beneficial interest.

(e)                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement (including the issuance, sale and delivery of the Shares); and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(f)                  Good Standing of Subsidiaries.  The only “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company are the Operating Partnership and the entities listed on Schedule 4 attached hereto (each, including the Operating Partnership, except where noted, a "Subsidiary”, and collectively, the “Subsidiaries”).  Each Subsidiary has been duly organized and is validly existing as a partnership, limited liability company, trust or corporation, respectively, in good standing under the laws of the State of Delaware, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign partnership, limited liability company, trust or corporation, respectively, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests  or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable (to the extent applicable) and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.  Except for the equity interests and shares of capital stock, respectively, in the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(g)                 Capitalization.  Immediately prior to the execution of this Agreement, 16,832,343 Common Shares will be issued and outstanding.  The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.  Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital shares of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital shares or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any capital shares, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(h)                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(i)                  Authorization and Description of Shares.  The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and are registered pursuant to Section 12 of the Exchange Act; the Common Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Shares are in due and proper form; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to preemptive rights or other similar rights of any security holder of the Company.  The Common Shares are listed on the NYSE.

(j)                  Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its declaration of trust, partnership agreement, limited liability company agreement, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, partnership agreement, limited liability company agreement, charter or by-laws of the Company or any Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(k)                 Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s contractors, which, in either case, would result in a Material Adverse Effect.

(l)                  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or the Operating Partnership, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(m)                Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(n)                 Possession of Intellectual Property.  The Company and each of its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, software and design licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement and the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest in the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(o)                Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)                 Absence of Manipulation.  None of the Company or any of the Subsidiaries or any affiliate of the foregoing has taken, nor will the Company, any Subsidiary or any affiliate of the foregoing take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q)                 Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(r)                  Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, singly or in the aggregate, materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(s)                  Investment Company Act.  Neither the Company nor any of the Subsidiaries is required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)                  Environmental Laws.  Except as described in the Registration Statement and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

“Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any applicable Environmental Law against the Company or any of its Subsidiaries and (iv) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(u)                 Registration Rights.  Other than as disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(v)                 Accounting Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)                 Disclosure Controls and Procedures.  The Company and each of its Subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(x)                 Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) which the Company is required to comply with, including Section 402 of the Sarbanes-Oxley Act related to loans and Section 302 and 906 thereof related to certifications.

(y)                Payment of Taxes.  The Company has timely filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus.  All such returns are true and correct in all material respects.

(z)                 Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Company and the Operating Partnership, financially sound insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(aa)               Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb)              Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)               OFAC.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)               Real Estate Investment Trust Status.  The Company, since its date of inception for federal income tax purposes, has been and will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). The present and proposed method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.  The Company intends to continue to operate in a manner which would permit it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and all statements in the Registration Statement and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(ee)                Management Agreement.  The management agreement, as amended (the “Management Agreement”), entered into among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(ff)                 Loan Servicing Agreement.  The loan servicing agreement, as amended (the “Servicing Agreement”), entered into between the Operating Partnership and PennyMac Loan Services, LLC (the “Servicer”) has been duly authorized, executed and delivered by the Operating Partnership, and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(gg)               Finder’s Fees.  Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to CF&Co pursuant to this Agreement.

(hh)            Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or the Operating Partnership, on the one hand, and the trustees, officers, shareholders or partners of the Company or the Operating Partnership, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(ii)                  Partnership Agreement.  The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), has been duly authorized, executed and delivered by each of the Company and PennyMac GP OP, Inc., and constitutes a valid and binding agreement of each of the Company and PennyMac GP OP, Inc., enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(jj)                 Absence of Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(kk)               No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (i) the final Settlement Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Securities Act and the Securities Act) in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus approved pursuant to Section 9(u).

                7.                   Representations and Warranties of the Manager.  The Manager represents and warrants to, and agrees with, CF&Co that as of the date of this Agreement and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 9(m) of this Agreement and as of each Applicable Time, as the case may be:

               (a)                 Certain Information.  The information contained or incorporated by reference in the Registration Statement and the Prospectus, to the extent that such information relates specifically to the Manager or the Servicer (collectively, the “Manager Package”), is true and correct in all material respects.

               (b)                 Good Standing of the Manager and the Servicer.  Each of the Manager and the Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement and the Servicing Agreement, as applicable; and each of the Manager and the Servicer is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (c)                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Manager.

                (d)                Authorization of Other Agreements.  Each of the Management Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Manager or the Servicer, as the case may be, and constitutes a valid and binding agreement of the Manager or the Servicer, as the case may be, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

                (e)                Absence of Defaults and Conflicts.  Neither the Manager nor the Servicer is in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which it may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or the Servicer, as the case may be, pursuant to, its Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of formation or limited liability company agreement of the Manager or the Servicer, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Servicer, as the case may be, or any of its assets, properties or operations, except, in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.

                (f)                 Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Securities Act or state securities or blue sky laws or as may be required by FINRA.

                (g)               Possession of Licenses and Permits.  Each of the Manager and the Servicer possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Manager and the Servicer is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Manager nor the Servicer has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (h)                Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager or the Servicer, which, if determined adversely to the Manager or the Servicer, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager or the Servicer of its obligations under this Agreement, the Management Agreement or the Servicing Agreement, as applicable; the aggregate of all pending legal or governmental proceedings to which the Manager or the Servicer is a party or of which any its property or assets is the subject, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

                (i)                Financial Resources.  Each of the Manager and the Servicer has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Servicing Agreement, the Registration Statement and the Prospectus and under this Agreement.

                (j)                 Investment Advisers Act.  The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement, the Registration Statement and the Prospectus.

                (k)                Absence of Manipulation.  Neither the Manager nor any of its affiliates has taken, nor will the Manager or any affiliate of the foregoing take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                8.                  Officer’s Certificates.  Any certificate signed by any officer of the Company, the Operating Partnership or any of their subsidiaries delivered to CF&Co or to counsel for CF&Co shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to CF&Co as to the matters covered thereby.  Any certificate signed by any officer of the Manager delivered to CF&Co or to counsel for CF&Co shall be deemed a representation and warranty by the Manager to CF&Co as to the matters covered thereby.

                9         .          Covenants of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, covenant and agree with CF&Co that:

(a)       Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify CF&Co promptly, and confirm the notice in writing, of the time when (A) any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or any document incorporated by reference therein or for additional information and (D) the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement; and provided, further, that the Company shall not be obligated to make any such filing to which the Company or counsel to the Company shall reasonably object); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to CF&Co within a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that (A) the failure of CF&Co to make such objection shall not relieve the Company or the Manager of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company and the Manager in this Agreement, (B) if CF&Co objects thereto, CF&Co may cease making sales of Shares pursuant to this Agreement, and (C)  the Company has no obligation to provide CF&Co any advance copy of such filing or to provide CF&Co an opportunity to object to such filing if such filing does not name CF&Co or does not relate to the transactions contemplated hereunder) and the Company will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 9(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)       Notice of Commission Stop Orders.  The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, during any period in which a Prospectus relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it will use its commercially reasonable effort to prevent the issuance of any stop order or to obtain the lifting thereof at the earliest possible moment if such a stop order should be issued.

(c)       Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of the sale of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If (i) during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, (ii) during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, or (iii) at any time following issuance of an Issuer Free Writing Prospectus and during such time as a prospectus is (or but for the exemption in Rule 172 would be) required to be delivered in connection with the sales of the Shares there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or Prospectus relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify CF&Co, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, Prospectus  or Issuer Free Writing Prospectus (at the expense of the Company), as applicable, so as to correct such statement or omission or effect such compliance.

(d)       Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares;  provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)       Delivery of Registration Statement and Prospectus.  The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made;  provided, however,  that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co to the extent such document is available on EDGAR.

(f)       Earnings Statement.   The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to CF&Co the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)       Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 14 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing, filing and delivery to CF&Co of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to CF&Co,  (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 9(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for CF&Co in connection therewith shall be paid by CF&Co), (iv) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or FINRA.  For the avoidance of doubt, it is acknowledged and agreed that, except as provided in Section 5(b) and Section 12, CF&Co will pay all of its own costs and expenses, including, without limitation, fees and disbursements of its counsel, in connection with this Agreement and the performance of its obligations hereunder.

(h)       Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)       Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares;  provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other equity plan or arrangement, whether currently existing or adopted hereafter, (ii) the issuance of securities by the Company or the Operating Partnership in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to CF&Co in advance, or (iv) the issuance of Common Shares upon the exercise of any outstanding security of the Company or the Operating Partnership convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares.

(j)       Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company has tendered or intends to tender a Placement Notice or sell Placement Shares, advise CF&Co promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(k)       Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.

(l)       Required Filings Relating to Placement of Placement Shares.  The Company agrees that the Company will either (i) include in its Annual and Quarterly Reports on Forms 10-K and 10-Q for the quarterly period that ended immediately before the filing of each such report the amount of Placement Shares sold through CF&Co during such quarterly period, and the Net Proceeds to the Company and the compensation payable by the Company to CF&Co with respect to such Placement Shares or (ii) (x) on or prior to the date of each such filing of its Annual and Quarterly Reports on Forms 10-K and 10-Q, file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will contain the information required by clause (i), and (y) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)       Representation Dates; Certificate.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 9(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish, and shall cause each of the Operating Partnership and the Manager to furnish, CF&Co with a certificate, in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii) within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 9(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with the certificates under this Section 9(m), then before the Company delivers the Placement Notice or CF&Co sells any Placement Shares, the Company shall provide CF&Co with such certificates, in the forms attached hereto as Exhibits 9(m)(i), 9(m)(ii) and 9(m)(iii), dated the date of the Placement Notice.

(n)       Legal Opinion.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and the Manager are obligated to deliver a certificate in the form attached hereto as Exhibit 9(m) for which no waiver is applicable, the Company shall cause to be furnished to CF&Co (i) the written opinions of Sidley Austin LLP (“Company Counsel”) and (ii) the written opinion of Venable LLP (“Maryland Counsel”), or other counsel reasonably satisfactory to CF&Co, in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit 9(n)(i), Exhibit 9(n)(ii) and Exhibit 9(n)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, each of Company Counsel and Maryland Counsel may furnish CF&Co with a letter (a “Reliance Letter”) to the effect that CF&Co may rely on a prior opinion delivered under this Section 9(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  In giving any such opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP or other Maryland counsel reasonably satisfactory to CF&Co.

(o)       Comfort Letter.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 9(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm to furnish CF&Co letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to CF&Co in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and, in the case of Comfort Letters to be delivered following delivery of the Initial Comfort Letter, (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)       Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(r)       Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s)       Sarbanes-Oxley Act Compliance.  The Company will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(t)       REIT Qualification.   The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2010 and, subject to any future determination by the Company’s board of trustees that it is no longer in the Company’s best interests to qualify as a REIT, thereafter.

(u)       Use of Free Writing Prospectuses.  The Company agrees that, unless it has or shall have obtained the prior written consent of CF&Co, and CF&Co agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

10.          Covenants of the Manager.  The Manager covenants and agrees with CF&Co and with the Company that, during any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), it shall notify CF&Co and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and CF&Co for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading.

11.          Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Operating Partnership and the Manager herein, to the due performance by the Company, the Operating Partnership and the Manager of their respective obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)            No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission.  CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s reasonable opinion is material, or omits to state a fact that in CF&Co’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes.  Except as contemplated in the Prospectus, [or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus], there shall not have been any material adverse change, on a consolidated basis, in the authorized capital shares of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)            Legal Opinions.  CF&Co shall have received the opinions of Company Counsel and Maryland Counsel required to be delivered pursuant Section 9(n) on or before each date on which the delivery of such opinions are required pursuant to Section 9(n).

(f)             Comfort Letter.  CF&Co shall have received the Comfort Letter required to be delivered pursuant Section 9(o) on or before each date on which the delivery of such letter is required pursuant to Section 9(o).

(g)            Representation Certificate.  CF&Co shall have received the certificates required to be delivered pursuant to Section 9(m) on or before the date on which delivery of such certificates is required pursuant to Section 9(m).

(h)            No Suspension.  Trading in the Shares shall not have been suspended on the NYSE.

(i)             Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 9(m), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall have reasonably requested.

(j)             Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)            Approval for Listing.  The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(l)             No Termination Event.  There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to  Section 14(a).

12.              Indemnification and Contribution.

(a)            Company and Operating Partnership Indemnification.  The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with  Section 12(d)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Issuer Free Writing Prospectus or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information relating to CF&Co that has been furnished in writing to the Company by CF&Co expressly for inclusion in any document described in clause (x) of this Section 12(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

   (b)            Manager Indemnification.  The Manager agrees to indemnify and hold harmless CF&Co and each CF&CO Affiliate to the extent and in the manner set forth in Section 12(a)(x) and (y) above; provided, however, that in the case of the Manager, this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information in the Manager Package.

    (c)            CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless the Company, the Operating Partnership and each of their respective trustees and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (each of (i) and (ii), a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 12(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to CF&Co that has been furnished in writing to the Company by CF&Co expressly for inclusion in any document as described in clause (x) of Section 12(a).

                   (d)             Procedure.  Any party that proposes to assert the right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 12, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 12 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 12 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 12 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                  (e)              Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 12 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or CF&Co, the Company, the Operating Partnership and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company, the Operating Partnership and CF&Co may be

subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total Net Proceeds received by the Company from the sale of the Placement Shares (before deducting expenses) bear to the total compensation received by CF&Co from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 12(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12(e) shall be deemed to include, for the purpose of this Section 12(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 12(d) hereof.  Notwithstanding the foregoing provisions of this Section 12(e), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 13(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each trustee and each officer of the Company who signed the Registration Statement and each Company Affiliate will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of  Section 12(d)  hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 12(d) hereof.

13.            Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 12 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, trustees, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

14.            Termination.

(a)            CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform in all material respects any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 9(m),  9(n) or 9(o), CF&Co’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g) (Expenses), Section 12 (Indemnification and Contribution), Section 13  (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Consent to Jurisdiction) and Section 20 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this  Section 14(a), CF&Co shall provide the required notice as specified in Section 15 (Notices).

(b)            The Company shall have the right, by giving ten (10) days notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c)            CF&Co shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co on the terms and subject to the conditions set forth herein; provided, that the provisions of Section 9(g), Section 12, Section 13, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d)  above or otherwise by mutual agreement of the parties;  provided, however,  that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9(g),  Section 12, Section 13, Section 19 and Section 20 shall remain in full force and effect.

(f)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the later of the date of receipt of such notice by CF&Co or the Company, as the case may be, and the date specified in such notice. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.

15.            Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald &

Co., 499 Park Avenue, New York, New York 10022, fax no. (212) 308-3730, Attention: Capital Markets/Jeff Lumby, with copies to Stephen Merkel, General Counsel, at the same address, and Hunton & Williams LLP, Bank of America Plaza, Suite 4100, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, fax no. (404) 888-4190, Attention: Christopher C. Green; or if sent to the Company, the Operating Partnership or the Manager, shall be delivered to PennyMac Mortgage Investment Trust, 27001 Agoura Road, Third Floor, Calabasas, California  91301, fax no. (818) 337-2138, attention Jeff Grogin, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, fax no. (212) 839-5599, attention: J. Gerard Cummins. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

16.            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Manager and CF&Co and their respective successors and the affiliates, controlling persons, officers, trustees and directors referred to in Section 12 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

17.            CF&Co Purchases.  The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) or at such times as CF&Co is in possession of any material, non-public information with respect to the Company and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

18.            Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership, the Manager and CF&Co.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

19.            Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

20.            Waiver of Jury Trial.  The Company, the Operating Partnership, the Manager and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

21.            Absence of Fiduciary Relationship.  The Company, the Operating Partnership and the Manager, jointly and severally, acknowledge and agree that:

(a)            CF&Co has been retained solely to act as sales agent and/or principal in connection with the sale of the Shares and that no fiduciary or advisory relationship between the Company, the Operating Partnership, the Manager and CF&Co has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CF&Co has advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b)            each of the Company, the Operating Partnership and the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            each of the Company, the Operating Partnership and the Manager has been advised that CF&Co and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager and that CF&Co has no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)            each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims it may have against CF&Co, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that CF&Co shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager, including shareholders, partners, employees or creditors of the Company, the Operating Partnership or the Manager.

22.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Manager and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Manager and CF&Co.

Very truly yours,

PENNYMAC MORTGAGE INVESTMENT TRUST

By: /s/ David A. Spector
Name: David A. Spector
Title: President and Chief Operating Officer

PENNYMAC OPERATING PARTNERSHIP, L.P.

By: PennyMac GP OP, Inc., its general partner

By: /s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer and Treasurer

PNMAC CAPITAL MANAGEMENT, LLC

By: /s/ David A. Spector
Name: David A. Spector
Title: Chief Investment Officer and Treasurer

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By: /s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Managing Director

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Controlled Equity Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement among PennyMac Mortgage Investment Trust (the “Company”), PennyMac Operating Partnership, L.P., PNMAC Capital Management, LLC and Cantor Fitzgerald & Co. (“CF&Co”) dated November 19, 2010 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to ___________ common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company, at a minimum market price of $_______ per share, pursuant to the terms of the Agreement.  I further request that no more than _________ of the Common Shares be sold during any one Trading Day and that none of the Common Shares be sold at any time after __________.

This Placement Notice cancels and supersedes in their entirety all Placement Notices delivered on or prior to the date hereof.

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SCHEDULE 2

CANTOR FITZGERALD & CO.

Peter Dippolito	pdippolito@cantor.com

Joshua Feldman	jfeldman@cantor.com

Jeff Lumby	jlumby@cantor.com

PENNYMAC MORTGAGE INVESTMENT TRUST / PNMAC CAPITAL MANAGEMENT, LLC

Stanford L. Kurland	stan.kurland@pnmac.com

David A. Spector	david.spector@pnmac.com

Anne D. McCallion	anne.mccallion@pnmac.com

Andrew S. Chang	andrew.chang@pnmac.com

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SCHEDULE 3

Compensation

CF&Co shall be paid compensation equal to up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 4

List of Subsidiaries (Excluding the Operating Partnership)

PennyMac GP OP, Inc.

PennyMac Mortgage Investment Trust Holdings I, LLC

PennyMac Corp.

PC REO Trust

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